    As filed with the Securities and Exchange Commission on October 28, 2004
                                                     Registration No. 333-119172


================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------


                                 AMENDMENT NO. 1

                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   ----------

                                 CIT GROUP INC.
             (Exact name of registrant as specified in its charter)

                                   ----------

            Delaware                                            65-1051192
(State or other jurisdiction of                              (I.R.S. Employer
 Incorporation or organization)                           Identification Number)

                                   1 CIT Drive
                          Livingston, New Jersey 07039
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                   ----------

                                Robert J. Ingato
                  Executive Vice President and General Counsel
                                   1 CIT Drive
                          Livingston, New Jersey 07039
                                 (973) 740-5000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   ----------

                                   Copies to:

  Rohan S. Weerasinghe                             Meredith B. Cross
  Michael J. Schiavone                             Erika L. Robinson
Shearman & Sterling LLP                Wilmer Cutler Pickering Hale and Dorr LLP
  599 Lexington Avenue                            2445 M Street, N.W.
   New York, NY 10022                           Washington, D.C. 20037
     (212) 848-4000                                   (202) 663-6000

                                   ----------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _____________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                                   ----------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

********************************************************************************

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer and sale is not permitted.

********************************************************************************

================================================================================


               SUBJECT TO COMPLETION, DATED OCTOBER 28, 2004.


PROSPECTUS

                              [CIT Group Inc. LOGO]

                                 $15,000,000,000

                                  Common Stock
                                 Preferred Stock
                                Depositary Shares
                             Senior Debt Securities
                          Subordinated Debt Securities
                                    Warrants
                            Stock Purchase Contracts
                              Stock Purchase Units

                                   ----------

     The securities covered by this prospectus may be sold from time to time by CIT Group Inc. We may offer the securities independently or together in any combination, called "units," for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date.

     We will provide the specific terms and prices of these securities in supplements to this prospectus. The prospectus supplements may also add to, update or change information contained in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities.

     Our common stock is listed on the New York Stock Exchange under the symbol "CIT."

                                   ----------

     We may sell securities to or through underwriters, dealers or agents. For additional information on the method of sale, you should refer to the section entitled "Plan of Distribution." The names of any underwriters, dealers or agents involved in the sale of any securities and the specific manner in which they may be offered will be set forth in the prospectus supplement covering the sale of those securities.

                                   ----------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


               THE DATE OF THIS PROSPECTUS IS _____________, 2004.

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
About this Prospectus.........................................................3

Where You Can Find More Information...........................................4

Forward-Looking Statements....................................................5

Prospectus Summary............................................................6

Use of Proceeds...............................................................7

Description of Debt Securities................................................8

Description of Capital Stock.................................................18

Description of Depositary Shares.............................................19

Description of Warrants......................................................22

Description of Stock Purchase Contracts and Stock Purchase Units.............23

Plan of Distribution.........................................................24

Legal Matters................................................................25

Experts......................................................................26

                              ABOUT THIS PROSPECTUS

     The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of any securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents and that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference or such other date referred to in such document, regardless of the time of delivery of this prospectus or any sale or issuance of a security.


     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, we may sell or issue, in one or more offerings up to a total amount of $15,000,000,000 of our:


     o    common stock;

     o    preferred stock;

     o    depositary shares;

     o debt securities, in one or more series, which may be senior debt securities or subordinated debt securities;

     o    warrants;

     o    stock purchase contracts;

     o    stock purchase units; and

     o    units consisting of any combination of these securities.

     This prospectus provides you with a general description of the securities we may offer. Each time we sell or issue securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering of securities and the specific manner in which they may be offered. The prospectus supplement may also add to, update or change any of the information contained in this prospectus. The prospectus supplement may also contain information about any material federal income tax considerations relating to the securities described in the prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with the additional information described under "Where You Can Find More Information." This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.


     This prospectus contains summaries of provisions of certain documents that are described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under "Where You Can Find More Information."


     The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site (www.sec.gov) or at the SEC offices mentioned under the heading "Where You Can Find More Information."

                       WHERE YOU CAN FIND MORE INFORMATION


     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Such information may also be inspected at The New York Stock Exchange, 20 Broad Street, New York, New York 10005. You can also find information about us by visiting our website at www.cit.com. We have included our web site address as an inactive textual reference only. Information on our web site is not incorporated by reference into and does not form a part of this prospectus.

     The SEC allows us to incorporate by reference into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents that have been filed with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than any portions of the respective filings that were furnished, under applicable SEC rules, rather than filed, until we complete our offerings of the securities registered under this registration statement:


     o    our Annual Report on Form 10-K for the year ended December 31, 2003;

     o    our Definitive Proxy Statement filed with the SEC on April 5, 2004;

     o our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004;

     o our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004;


     o our Current Reports on Form 8-K filed with the SEC on January 22, 2004, April 22, 2004, July 22, 2004, August 17, 2004, September 9,
          2004, September 14, 2004, September 21, 2004 and October 21, 2004;
          and


     o the description of our common stock contained in Form 8-A filed on June 26, 2002, and any amendment or report filed under the Exchange Act for the purpose of updating such description.


     You may request a copy of these filings at no cost by writing or telephoning us at the following address or phone number:


          Glenn Votek
          Executive Vice President and Treasurer
          CIT Group Inc.
          1 CIT Drive
          Livingston, New Jersey 07039
          (973) 740-5000

                           FORWARD-LOOKING STATEMENTS


     This prospectus, prospectus supplements to this prospectus, the documents incorporated by reference in this prospectus and other written reports and oral statements made from time to time by the company may contain "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations or forecasts of future events. They use words such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "project," "intend," "plan," "potential," "will," and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Any forward-looking statements contained in this prospectus, prospectus supplements to this prospectus and the documents incorporated by reference in this prospectus are subject to unknown risks, uncertainties and contingencies. Forward-looking statements are included, for example, in the discussions about:


     o    our liquidity risk management;

     o    our credit risk management;

     o    our funding, borrowing costs and net finance margin;

     o    our capital, leverage and credit ratings;

     o    our operational and legal risks;

     o    our commitments to extend credit or purchase equipment; and

     o    how we may be affected by legal proceedings.

     All forward-looking statements involve risks and uncertainties, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Also, forward-looking statements are based upon management's estimates of fair values and of future costs, using currently available information. Therefore, actual results may differ materially from those expressed or implied in those statements. Factors that could cause such differences include, but are not limited to:

     o    risks of economic slowdown, downturn or recession;

     o    industry cycles and trends;

     o risks inherent in changes in market interest rates and quality spreads;

     o    funding opportunities and borrowing costs;

     o changes in funding markets, including commercial paper, term debt and the asset-backed securitization markets;

     o uncertainties associated with risk management, including credit prepayment, asset/liability, interest rate and currency risks;

     o    adequacy of reserves for credit losses;

     o risks associated with the value and recoverability of leased equipment and lease residual values;

     o    changes in laws or regulations governing our business and operations;

     o    changes in competitive factors; and

     o future acquisitions and dispositions of businesses or asset portfolios.

     Any or all of our forward-looking statements here or in other publications may turn out to be wrong, and there are no guarantees about the performance of the company. The company does not assume the obligation to update any forward-looking statement for any reason.

--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference in this prospectus. Because this is a summary, it may not contain all the information that is important to you. You should read the entire prospectus and the applicable prospectus supplement, including the information incorporated by reference, before making an investment decision. As used in this prospectus, the terms "CIT Group Inc.," "CIT Group," "we," "us," "our" and "the company" refer to CIT Group Inc., unless the context clearly indicates otherwise.

                                 CIT Group Inc.


     CIT Group Inc., a Delaware corporation, is a leading global commercial and consumer finance company. Founded in 1908, we provide financing and leasing capital for companies in a wide variety of industries, including many of today's leading industries and emerging businesses. We offer factoring and vendor, equipment, commercial, consumer and structured financing products.


     We have broad access to customers and markets through our "franchise" businesses. Each business focuses on specific industries, asset types and markets, with portfolios diversified by client, industry and geography. Managed assets were $49.9 billion, owned financing and leasing assets were $41.5 billion and stockholders' equity was $5.7 billion at June 30, 2004.

     We provide a wide range of financing and leasing products to small, midsize and larger companies across a wide variety of industries, including manufacturing, retailing, transportation, aerospace, construction, technology, communication, and various service-related industries. Our secured lending, leasing and factoring products include direct loans and leases, operating leases, leveraged and single investor leases, secured revolving lines of credit and term loans, credit protection, accounts receivable collection, import and export financing, debtor-in-possession and turnaround financing, and acquisition and expansion financing. Consumer lending, conducted in our Specialty Finance segment, consists primarily of home equity lending to consumers originated largely through a network of brokers and correspondents.

     Transactions are generated through direct calling efforts with borrowers, lessees, equipment end-users, vendors, manufacturers and distributors and through referral sources and other intermediaries. In addition, our strategic business units work together in referring transactions to other CIT units to best meet our customers' overall financing needs. We also buy and sell participations in and syndications of finance receivables and/or lines of credit. From time to time, in the normal course of business, we purchase finance receivables on a wholesale basis to supplement our origination volume and sell certain finance receivables and equipment under operating leases to reduce concentrations, for other balance sheet management purposes, or to improve profitability.

                                   ----------

     Our principal executive offices are located at 1 CIT Drive, Livingston, New Jersey 07039. Our telephone number is (973) 740-5000.

--------------------------------------------------------------------------------

                                 USE OF PROCEEDS

     Unless the applicable prospectus supplement indicates otherwise, we currently intend to use the net proceeds from any sale of the offered securities to provide additional working funds for us and our subsidiaries. Generally, we use the proceeds from sales of our securities primarily to originate and purchase receivables in the ordinary course of our business. We have not yet determined the amounts that we may use in connection with our business or that we may furnish to our subsidiaries. From time to time, we may also use the proceeds to finance the bulk purchase of receivables and/or the acquisition of other finance-related businesses.

                         DESCRIPTION OF DEBT SECURITIES


     This section contains a description of the general terms and provisions of the debt securities that may be offered by this prospectus and to which any prospectus supplement may relate. The particular terms of the debt securities offered will be described in the applicable prospectus supplement. The prospectus supplement relating to a series of debt securities being offered pursuant to this prospectus will be attached to this prospectus.

     We may issue senior debt securities and subordinated debt securities. The senior debt securities are to be issued under an indenture (the "senior indenture") to be entered into between us and J.P. Morgan Trust Company, National Association, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. The subordinated debt securities are to be issued under an indenture (the "subordinated indenture") to be entered into between us and J.P. Morgan Trust Company, National Association, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are sometimes referred to in this prospectus collectively as the "indentures" and each individually as an "indenture." The indentures may be supplemented from time to time.

     This prospectus briefly outlines some of the indenture provisions. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated in this prospectus and the applicable prospectus supplement by reference. You should review the indentures that are filed as exhibits to the registration statement for additional information.


     In addition, the material specific financial, legal and other terms as well as federal income tax consequences particular to securities of each series will be described in the prospectus supplement relating to the securities of that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.

General


     The indenture provisions do not limit the amount of debt that we may issue under the indentures or otherwise, and we may issue the securities in one or more series with the same or various maturities, at par or a premium, or with original issue discount.

     Unless otherwise specified in the prospectus supplement, the debt securities covered by this prospectus will be our direct unsecured obligations. Senior debt securities will rank equally with our other unsecured and unsubordinated indebtedness. Subordinated debt securities will be unsecured and subordinated in right of payment to the prior payment in full of all of our unsecured and senior indebtedness. See "--Subordination" below. Any of our secured indebtedness will rank ahead of the debt securities to the extent of the assets securing such indebtedness.


     We conduct operations primarily through our subsidiaries and substantially all of our consolidated assets are held by our subsidiaries. Accordingly, our cash flow and our ability to meet our obligations under the debt securities will be largely dependent on the earnings of our subsidiaries and the distribution or other payment of these earnings to us in the form of dividends, loans or advances and repayment of loans and advances from us. Our subsidiaries are separate and distinct legal entities and have no obligation to pay the amounts that will be due on our debt securities or to make any funds available for payment of amounts that will be due on our debt securities. Because we are a holding company, our obligations under our debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries. Therefore, our rights, and the rights of our creditors, including the rights of the holders of the debt securities to participate in any distribution of assets of any of our subsidiaries, if such subsidiary were to be liquidated or reorganized, are subject to the prior claims of the subsidiary's creditors. To the extent that we may be a creditor with recognized claims against our subsidiaries, our claims will still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of the subsidiary that are senior to us.

     The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include, among other terms, some or all of the following, as applicable:


     o the title and series of such debt securities, which may include medium-term notes;

     o the total principal amount of the series of debt securities and whether there shall be any limit upon the aggregate principal amount of such debt securities;

     o the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of the debt securities will be payable;

     o the rate or rates at which such debt securities will bear interest, if any, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

     o the date or dates on which interest, if any, on such debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

     o the place or places where the principal of or any premium or interest on such debt securities will be payable, where any of such debt securities that are issued in registered form may be surrendered for registration of or transfer or exchange, and where any such debt securities may be surrendered for conversion or exchange;

     o if such debt securities are to be redeemable at our option, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities may be redeemed, in whole or in part, at our option;

     o provisions specifying whether we will be obligated to redeem or purchase any of such debt securities pursuant to any sinking fund or analogous provision or at the option of any holder of such debt securities and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such debt securities so redeemed or purchased;

     o if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form will be issuable;

     o provisions specifying whether the debt securities will be convertible into other securities of CIT and/or exchangeable for securities of CIT or other issuers and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable;

     o if other than the principal amount, the portion of the principal amount (or the method by which such portion will be determined) of such debt securities that will be payable upon declaration of acceleration of the maturity thereof;

     o if other than U.S. dollars, the currency of payment, including composite currencies, of the principal of, and any premium or interest on any of such debt securities;

     o provisions specifying whether the principal of, and any premium or interest on such debt securities will be payable, at the election of CIT or a holder of debt securities, in a currency other than that in which such debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made;

     o any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on such debt securities;

     o provisions specifying whether such debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;

     o provisions specifying whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

     o in the case of subordinated debt securities, provisions specifying the relative degree, if any, to which such subordinated debt securities of the series will be senior to or be subordinated in right of payment to other series of subordinated debt securities or other indebtedness of CIT, as the case may be, whether such other series of subordinated debt securities or other indebtedness is outstanding or not;

     o any deletions from, modifications of or additions to the events of default or covenants of CIT with respect to such debt securities;

     o terms specifying whether the provisions described below under "--Discharge; Defeasance and Covenant Defeasance" will be applicable to such debt securities;

     o terms specifying whether any of such debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered; and

     o any other terms of such debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of such debt securities.

     We will have the ability under the indentures to "reopen" a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of that series. We also are permitted to issue debt securities with the same terms as previously issued debt securities.

     We may in the future issue debt securities other than the debt securities described in this prospectus. There is no requirement that any other debt securities that we issue be issued under the indentures described in this prospectus. Thus, any other debt securities that we may issue may be issued under other indentures or documentation containing provisions different from those included in the indentures or applicable to one or more issues of the debt securities described in this prospectus.


Negative Pledge


     The indentures do not limit the amount of other securities that we or our subsidiaries may issue. However, an indenture provision, which we refer to in this prospectus as the "Negative Pledge," provides that we will not pledge or otherwise subject any of our property or assets to any lien to secure indebtedness for money borrowed that is incurred, issued, assumed or guaranteed by us, subject to certain exceptions.


     The terms of the Negative Pledge do nevertheless permit us to create:

     o    liens in favor of any of our subsidiaries;

     o    purchase money liens;

     o    liens existing at the time of any acquisition that we may make;

     o liens in favor of the United States, any state or governmental agency or department to secure obligations under contracts or statutes;

     o liens securing the performance of letters of credit, bids, tenders, sales contracts, purchase agreements, repurchase agreements, reverse repurchase agreements, bankers' acceptances, leases, surety and performance bonds and other similar obligations incurred in the ordinary course of business;

     o liens upon any real property acquired or constructed by us primarily for use in the conduct of our business;

     o arrangements providing for our leasing of assets, which we have sold or transferred with the intention that we will lease back these assets, if the lease obligations would not be included as liabilities on our consolidated balance sheet;

     o liens to secure non-recourse debt in connection with our leveraged or single-investor or other lease transactions;

     o consensual liens created in our ordinary course of business that secure indebtedness that would not be included in total liabilities as shown on our consolidated balance sheet;

     o liens created by us in connection with any transaction that we intend to be a sale of our property or assets;

     o liens on property or assets financed through tax-exempt municipal obligations;

     o liens arising out of any extension, renewal or replacement, in whole or in part, of any financing permitted under the Negative Pledge, so long as the lien extends only to the property or assets, with improvements, that originally secured the lien; and

     o liens that secure certain other indebtedness which, in an aggregate principal amount then outstanding, does not exceed 10% of our consolidated net worth.

     In addition, under the indenture pursuant to which any of our senior subordinated debt is issued, we have agreed not to permit:

     o the aggregate amount of senior subordinated indebtedness outstanding at any time to exceed 100% of the aggregate amount of the par value of our capital stock plus our consolidated surplus (including retained earnings); or

     o the aggregate amount of senior subordinated indebtedness and junior subordinated indebtedness outstanding at any time to exceed 150% of the aggregate amount of the par value of the capital stock plus our consolidated surplus (including retained earnings).

     Under the more restrictive of these tests, as of June 30, 2004, we could issue up to approximately $5.7 billion of additional senior subordinated indebtedness.

Consolidation, Merger or Sale


     Subject to the provisions of the Negative Pledge described above, we will not be prevented from consolidating or merging with any other person or selling our assets as, or substantially as, an entirety. However, we have agreed not to consolidate with or merge into any other person or convey or transfer or lease substantially all of our properties and assets to any person, unless, among other things:

     o the successor entity (if other than the company) expressly assumes by a supplemental indenture the due and punctual payment of the principal of, and any premium and any interest on, all the debt securities then outstanding and the performance and observance of every covenant in the indenture that we would otherwise have to perform as if it were an original party to the indenture; and

     o the person to which our properties and assets are sold expressly assumes, as a part of the purchase price, by a supplemental indenture the due and punctual payment of the principal of, and any premium and any interest on, all the debt securities then outstanding and the performance and observance of every covenant in the indenture that we would otherwise have to perform as if it were an original party to the indenture.

     The successor entity or purchaser of our properties and assets, as applicable, will assume all our obligations under the indentures as if it were an original party to such indentures. After assuming the obligations, the successor entity will have all our rights and powers under such indentures.

Events of Default

     An "event of default" means any one of the following events that occurs with respect to a series of debt securities issued under the indenture:


     o we fail to pay interest on any debt security of such series for 30 days after payment was due;

     o we fail to make the principal or any premium payment on any debt security of such series when due;

     o we fail to make any sinking fund payment or analogous obligation when due in respect of any debt securities of such series;


     o we fail to perform any other covenant in the indenture and this failure continues for 30 days after we receive written notice of it (other than any failure to perform in respect of a covenant included in the indenture solely for the benefit of another series of debt securities);


     o any event of default shall have occurred in respect of our indebtedness (including guaranteed indebtedness but excluding any subordinated indebtedness), and, as a result, an aggregate principal amount exceeding $25.0 million of such indebtedness is accelerated prior to its scheduled maturity and such acceleration is not rescinded or annulled within 30 days after we receive written notice; or


     o we or a court take certain actions relating to the bankruptcy, insolvency or reorganization of our company.


     A supplemental indenture or the form of security for a particular series of debt securities may include additional events of default or changes to the events of default described above. The events of default applicable to a particular series of debt securities will be discussed in the prospectus supplement relating to such series. Other than as specified above, a default under our other indebtedness will not be a default under the indenture for the debt securities covered by this prospectus, and a default under one series of debt securities will not necessarily be a default under another series.

     If an event of default with respect to outstanding debt securities of any series occurs and is continuing, then the trustee or the holders of at least 25% in principal amount of outstanding debt securities of that series may declare, in a written notice, the principal amount (or specified amount) on all debt securities of that series to be immediately due and payable. In the case of certain events of bankruptcy or insolvency of CIT, all unpaid principal amount (or specified amount) of and all accrued and unpaid interest on the outstanding debt securities of such series shall automatically become immediately due and payable.

     The trustee may withhold notice to the holders of our debt securities of any default (except for defaults that involve our failure to pay principal of, premium, if any or interest, if any, or any sinking fund payment, if applicable, on any series of debt securities) if the trustee considers that withholding notice is in the interests of the holders of that series of debt securities.


     At any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in principal amount (or specified amount) of the outstanding debt securities of that series, by written notice to us and the trustee, may rescind and annul such declaration and its consequences if:

     o we have paid or deposited with the trustee a sum sufficient to pay overdue interest and overdue principal other than the accelerated interest and principal; and

     o we have cured or the holders have waived all events of default, other than the non-payment of accelerated principal and interest with respect to debt securities of that series, as provided in the indenture.

     We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an event of default.

     If a default in the performance or breach, of an indenture shall have occurred and be continuing, the holders of not less than a majority in principal amount of the outstanding securities of all series, by notice to the trustee, may waive any past event of default or its consequences under the applicable indenture. However, an event of default cannot be waived with respect to any series of securities in the following two circumstances:


     o a failure to pay the principal of, and premium, if any, or interest on, any security; or

     o a covenant or provision that cannot be modified or amended without the consent of each holder of outstanding securities of that series.


     Other than its duties in case of a default, the trustee is not obligated to exercise any of its rights or powers under an indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in principal amount outstanding of any series of debt securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

     We are required to deliver to the trustee an annual statement as to our fulfillment of all of our obligations under each existing indenture.


Modification of Indenture


     The indenture provisions permit us and the trustee to amend, modify or supplement an indenture and any supplemental indenture under which a series of debt securities is issued. Generally, these changes require the consent of the holders of at least 66 2/3% of the outstanding principal amount of each series of debt securities affected by the change.


     However, no modification of the maturity date or principal or interest payment terms, no modification of the currency for payment, no impairment of the right to sue for the enforcement of payment at the maturity of the debt security, no modification of any conversion rights and no modification reducing the percentage required for modifications or modifying the foregoing requirements or reducing the percentage required to waive certain specified covenants is effective against any holder without its consent. In addition, no supplemental indenture shall adversely affect the rights of any holder of senior indebtedness with respect to subordination without the consent of such holder.


     In computing whether the holders of the requisite principal amount of outstanding debt securities have taken action under an indenture or supplemental indenture:


     o for an original issue discount security, we will use the amount of the principal that would be due and payable as of that date, as if the maturity of the debt had been accelerated due to a default; and

     o for a debt security denominated in a foreign currency or currencies, we will use the U.S. dollar equivalent of the outstanding principal amount as of that date, using the exchange rate in effect on the date of original issuance of the debt security.

Subordination


     The extent to which a particular series of subordinated debt securities may be subordinated to our unsecured and unsubordinated indebtedness will be set forth in the prospectus supplement for any such series and any indenture may be modified by a supplemental indenture to reflect such subordination provisions.


Payment and Transfer


     Unless otherwise specified in the related prospectus supplement, we will pay principal, interest and any premium on fully registered securities at the place or places designated by us for such purposes. We will make payment to the persons in whose names the debt securities are registered on the close of business on the day or days specified by us. Any other payments will be made as set forth in the applicable prospectus supplement.

     All paying agents initially designated by us with respect to payments on the debt securities will be named in the related prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place where the principal of and any premium or interest on any debt securities are payable.

     Unless otherwise provided in the related prospectus supplement, holders may transfer or exchange debt securities at the corporate trust office of the trustee or at any other office or agency maintained by us for such purposes. We will not charge a service fee for any transfer or exchange of certificated securities, but we may require payment of a sum sufficient to cover any stamp tax or other governmental charge and any other reasonable expenses (including fees and expenses of the trustee) that we are required to pay in connection with a transfer or exchange.


     You may effect the transfer of certificated securities and the right to receive the principal, premium and interest on certificated securities only by surrendering the certificate representing those certificated securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

     We are not required to:


     o register the transfer of or exchange securities of any series during a period beginning at the opening of business 15 days before the day we transmit a notice of redemption of securities of the series selected for redemption and ending at the close of business on the day of the transmission; or

     o register the transfer of or exchange any security so selected for redemption in whole or in part, except the unredeemed portion of any security being redeemed in part.

     All transfer agents initially designated by us will be named in the related prospectus supplement. We may at any time rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place where the principal of and any premium or interest on any debt securities are payable.

     We have initially appointed the trustee as security registrar, transfer agent and paying agent for the debt securities.

Global Securities

     We may issue the global securities in either registered or bearer form, in either temporary or permanent form. Where any debt securities of any series are issued in bearer form, the restrictions and considerations applicable to such debt securities and with respect to the payment, transfer and exchange of such debt securities will be described in the related prospectus supplement. Debt securities that are represented in whole or in part by one or more global securities will be registered in the name of a depositary or its nominee identified in the applicable prospectus supplement, and such global securities will be deposited with, or on behalf of, the depositary. The applicable prospectus supplement will describe the specific terms of the depositary arrangement with respect to the applicable securities of that series. We anticipate that the following provisions will apply to all depositary arrangements.


     Once a global security is issued, the depositary will credit on its book-entry system the respective principal amounts of the individual securities represented by that global security to the accounts of institutions that have accounts with the depositary. These institutions are known as participants. The underwriters for the securities will designate the accounts to be credited. However, if we have offered or sold the securities either directly or through agents, we or the agents will designate the appropriate accounts to be credited.

     Ownership of beneficial interest in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interest in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary's participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of securities. Such limits and such laws may limit the market for beneficial interests in a global security.

     So long as the depositary for a global security, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the securities represented by the global security for all purposes under the indenture. Except as provided in the applicable prospectus supplement, owners of beneficial interests in a global security:

     o will not be entitled to have securities represented by global securities registered in their names;

     o will not receive or be entitled to receive physical delivery of securities in definitive form; and

     o will not be considered owners or holders of these securities under the indenture.

     Payments of principal, any premium and interest on the individual securities registered in the name of the depositary or its nominee will be made to the depositary or its nominee as the holder of that global security. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a global security, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests, and each of us and the trustee may act or refrain from acting without liability on any information provided by the depositary.

     We expect that the depositary, after receiving any payment of principal, any premium or interest in respect of a global security, will immediately credit the accounts of the participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in a global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

     Debt securities represented by a global security will be exchangeable for debt securities in definitive form of like tenor in authorized denominations only if the depositary notifies us that it is unwilling or unable to continue as the depositary and a successor depositary is not appointed by us within 90 days or we, in our discretion, determine not to require all of the debt securities of a series to be represented by a global security and notify the trustee of our decision.


Discharge; Defeasance and Covenant Defeasance

     We may discharge certain obligations to the holders of any debt securities of any series that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) if we deposit with the trustee, in trust, funds in the currency in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities with respect to principal and any premium and interest to the date of such deposit (if such debt securities have then become due and payable) or to the maturity date of such debt securities, as the case may be.

     We also may, at our option, elect to:

     o discharge any and all of our obligations with respect to the debt securities of such series, except for, among other things, our obligation to register the transfer of or exchange such debt securities and to maintain an office or agency with respect to such debt securities (which we refer to in this prospectus as "defeasance"); or

     o release ourselves from our obligation to comply with certain restrictive covenants under the indenture, and to provide that any failure to comply with such obligations shall not constitute a default or an event of default with respect to such series of debt securities (which we refer to in this prospectus as "covenant defeasance").

     Defeasance or covenant defeasance, as the case may be, shall be conditioned upon the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars or in the foreign currency in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities which, through the scheduled payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the scheduled due dates.

     Such trust may only be established if, among other things:

     o the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which we are a party or by which we are bound;

     o no event of default or event which with notice or lapse of time or both would become and an event of default with respect to the debt securities to be defeased shall have occurred and be continuing on the date of establishment of such trust; and

     o we shall have delivered to the trustee an opinion of counsel to the effect that the deposit and related defeasance or covenant defeasance, as the case may be, would not cause the holders of the securities to recognize income, gain or loss for U.S. federal income tax purposes.

     In the case of a defeasance, we must also deliver any ruling to such effect received from or published by the United States Internal Revenue Service.


Concerning the Trustee


     J.P. Morgan Trust Company, National Association, a national banking association, will act as trustee under our senior indenture and our subordinated indenture, as permitted by the terms thereof. At all times, the trustee must be organized and doing business under the laws of the United States, any state thereof or the District of Columbia, and must comply with all applicable requirements under the Trust Indenture Act.

     The trustee may resign at any time by giving us written notice or may be removed:

     o by act of the holders of a majority in principal amount of a series of outstanding debt securities; or

     o if it (i) fails to comply with the obligations imposed upon it under the Trust Indenture Act; (ii) is not organized and doing business under the laws of the United States, any state thereof or the District of Columbia; (iii) becomes incapable of acting as trustee; or (iv) or a court takes certain actions relating to bankruptcy, insolvency or reorganization.

     If the trustee resigns, is removed or becomes incapable of acting, or if a vacancy occurs in the office of the trustee for any cause, we, by or pursuant to a board resolution, will promptly appoint a successor trustee or trustees with respect to the debt securities of such series. We will give written notice to holders of the relevant series of debt securities, of each resignation and each removal of the trustee with respect to the debt securities of such series and each appointment of a successor trustee. Upon the appointment of any successor trustee, we, the retiring trustee and such successor trustee, will execute and deliver a supplemental indenture in which each successor Trustee will accept such appointment and which will contain such provisions as necessary or desirable to transfer to such successor trustee all the rights, powers, trusts and duties of the retiring trustee with respect to the relevant series of debt securities.

     The trustee may be contacted at the following address: J.P. Morgan Trust Company, National Association, 611 Woodward Ave. 11th Floor Detroit, Michigan 48226. The form of senior indenture and the form of subordinated indenture are filed as exhibits to this registration statement. Holders of any series of debt securities may obtain an indenture or any other documents relating to a series of debt securities by contacting us or the trustee or by accessing the SEC's web site. See "Where You Can Find More Information".

     J.P. Morgan Trust Company, National Association and certain of its affiliates have in the past and may in the future provide banking, investment and other services to us. A trustee under a senior indenture or a senior subordinated indenture may act as trustee under any of our other indentures.

New York Law to Govern

     The indentures will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.

                          DESCRIPTION OF CAPITAL STOCK

     This section contains a description of our capital stock. The following summary of the terms of our capital stock is not meant to be complete and is qualified by reference to our certificate of incorporation, as amended, and our by-laws, as amended, which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part.

     As of June 30, 2004, our authorized capital stock consisted of: (1) 600,000,000 shares of common stock, par value $0.01 per share, of which 212,092,592 were issued and 211,195,862 were outstanding, 896,730 were issued and held in treasury; and (2) 100,000,000 shares of preferred stock, par value $0.01 per share, none of which have been issued.

Common Stock

     Each share of our common stock entitles the holder thereof to one vote on all matters, including the election of directors, and, except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of the shares of common stock will possess all voting power. Our certificate of incorporation does not provide for cumulative voting in the election of directors. Generally, all matters to be voted on by the stockholders must be approved by a majority, or, in the case of the election of directors, by a plurality, of the votes cast, subject to state law and any voting rights granted to any of the holders of preferred stock. Notwithstanding the foregoing, approval of the following three matters requires the vote of holders of 66 2/3% of our outstanding capital stock entitled to vote in the election of directors: (1) amending, repealing or adopting of by-laws by the stockholders; (2) removing directors (which is permitted for cause only); and (3) amending, repealing or adopting any provision that is inconsistent with certain provisions of our certificate of incorporation. The holders of common stock do not have any preemptive rights. There are no subscription, redemption, conversion or sinking fund provisions with respect to the common stock.

     Subject to any preferential rights of any outstanding series of preferred stock that our board of directors may create, from time to time, the holders of common stock will be entitled to dividends as may be declared from time to time by the board of directors from funds available therefor. Upon liquidation of CIT, subject to the rights of holders of any preferred stock outstanding, the holders of common stock will be entitled to receive our assets remaining after payment of liabilities proportionate to their pro rata ownership of the outstanding shares of common stock.

Preferred Stock

     Our board of directors has the authority, without further action of our stockholders, to issue up to 100,000,000 shares of preferred stock, par value $0.01 per share, in one or more series and to fix the powers, preferences, rights and qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designations of the series. The issuance of preferred stock could adversely affect the holders of common stock. The potential issuance of preferred stock may have the effect of discouraging, delaying or preventing a change of control of CIT, may discourage bids for the common stock at a premium over market price of the common stock and may adversely affect the market price of the common stock. As of the date of this prospectus, we do not have any shares of preferred stock outstanding, and we have no current plans to issue any shares of preferred stock.

                        DESCRIPTION OF DEPOSITARY SHARES

General

     We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock. In that event, we will issue receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the applicable prospectus supplement) of a share of a particular series of preferred stock.

     The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000.

     Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying the depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.

     The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. The following description of the material terms of the deposit agreement, the depositary shares and the depositary receipts is only a summary, and you should refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares for more complete information.

     Pending the preparation of definitive engraved depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all the rights of definitive depositary receipts. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

     The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

     If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.

Withdrawal of Underlying Preferred Stock

     Unless we say otherwise in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying preferred stock and all money and other property represented by the related depositary shares. We will not issue any partial shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to that holder.

Redemption of Depositary Shares

     If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of underlying stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of underlying stock. Whenever we redeem shares of underlying stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately or by other equitable method, as may be determined by the depositary.

Voting

     Upon receipt of notice of any meeting at which the holders of the underlying stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares underlying the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the underlying stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying stock represented by that holder's depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all reasonable actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the underlying shares to the extent it does not receive specific instructions with respect to the depositary shares representing the preferred stock.

Conversion or Exchange of Preferred Stock

     If the deposited preferred stock is convertible into or exchangeable for other securities, the following will apply. The depositary shares, as such, will not be convertible into or exchangeable for such other securities. Rather, any holder of the depositary shares may surrender the related depositary receipts, together with any amounts payable by the holder in connection with the conversion or the exchange, to the depositary with written instructions to cause conversion or exchange of the preferred stock represented by the depositary shares into or for such other securities. If only some of the depositary shares are to be converted or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.

Amendment and Termination of the Deposit Agreement

     The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us upon not less than 60 days' notice whereupon the depositary shall deliver or make available to each holder of depositary shares, upon surrender of the depositary receipts held by such holder, the number of whole or fractional shares of preferred stock represented by such receipts. The deposit agreement will automatically terminate if (a) all outstanding depositary shares have been redeemed or converted into or exchanged for any other securities into or for which the underlying preferred stock are convertible or exchangeable or
(b) there has been a final distribution of the underlying stock in connection with our liquidation, dissolution or winding up and the underlying stock has been distributed to the holders of depositary receipts.

Charges of Depositary

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with its duties in accordance with the deposit agreement. Holders of depositary receipts will pay transfer and other taxes and governmental and other charges, including a fee for any permitted withdrawal of shares of underlying stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Reports

     The depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying stock.

Limitation on Liability

     Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or underlying stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting underlying stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

     In the event the depositary receives conflicting claims, requests or instructions from any holders of depositary shares, on the one hand, and us, on the other, the depositary will act on our claims, requests or instructions.

Resignation and Removal of Depositary

     The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                            DESCRIPTION OF WARRANTS

     The following is a general description of the terms of the warrants we may issue from time to time. This description is subject to the detailed provisions of a warrant agreement to be entered into between us and a warrant agent we select at the time of issue and the description in the prospectus supplement relating to the applicable series of warrants.

General

     We may issue warrants to purchase debt securities, preferred stock, depositary shares, common stock or any combination thereof. Such warrants may be issued independently or together with any such securities and may be attached or separate from such securities. We may issue each series of warrants under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

     A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:

     o    the title of such warrants;

     o    the aggregate number of such warrants;

     o    the price or prices at which such warrants will be issued;

     o the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

     o the designation and terms of the securities purchasable upon exercise of such warrants and the number of such securities issuable upon exercise of such warrants;

     o the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;

     o the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

     o whether such warrants will be issued in registered form or bearer form;

     o if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

     o if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

     o if applicable, the date on and after which such warrants and the related securities will be separately transferable;

     o    information with respect to book-entry procedures, if any;

     o if applicable, a discussion of certain U.S. federal income tax considerations; and

     o any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

     We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

                    DESCRIPTION OF STOCK PURCHASE CONTRACTS
                            AND STOCK PURCHASE UNITS

     The following is a general description of the terms of the stock purchase contracts and stock purchase units we may issue from time to time.

     The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts. The description in the prospectus supplement will be qualified in its entirety by reference to (1) the stock purchase contracts, (2) the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units and (3) if applicable, the prepaid stock purchase contracts and the document pursuant to which such prepaid stock purchase contracts will be issued.

Stock Purchase Contracts

     We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of common stock, preferred stock or depositary shares at a future date or dates. The consideration per share of common stock, preferred stock or depositary shares may be fixed at the time that the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events.

Stock Purchase Units

     The stock purchase contracts may be issued separately or as a part of units ("stock purchase units"), consisting of a stock purchase contract and debt securities, preferred securities or debt or equity obligations of third parties, including U.S. Treasury securities, in each case securing holders' obligations to purchase common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to holders of the stock purchase units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder's obligations under the original stock purchase contract. Any one or more of the above securities, common stock or the stock purchase contracts or other collateral may be pledged as security for the holders' obligations to purchase or sell, as the case may be, the common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may also allow the holders, under certain circumstances, to obtain the release of the security for their obligations under such contracts by depositing with the collateral agent as substitute collateral treasury securities with a principal amount at maturity equal to the collateral so released or the maximum number of shares deliverable by such holders under stock purchase contracts requiring the holders to sell common stock, preferred stock or depositary shares to us.

                              PLAN OF DISTRIBUTION


     We may sell the securities covered by this prospectus in any of the following three ways (or in any combination):


     o    through underwriters, dealers or remarketing firms;

     o directly to one or more purchasers, including to a limited number of institutional purchasers; or

     o    through agents.


     Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Any discounts or commissions received by an underwriter, dealer, remarketing firm or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act.


     In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

     The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include, among other things:

     o    the type of and terms of the securities offered;

     o    the price of the securities;

     o    the proceeds to us from the sale of the securities;

     o the names of the securities exchanges, if any, on which the securities are listed;


     o the name of any underwriter, dealer, remarketing firm or agent and the amount of securities underwritten or purchased by each of them;


     o any over-allotment options under which underwriters may purchase additional securities from us;

     o any underwriting discounts, agency fees or other compensation to underwriters or agents; and

     o any discounts or concessions which may be allowed or reallowed or paid to dealers.

     If underwriters are used in the sale of securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If dealers acting as principals are used in the sale of any securities, such securities will be acquired by the dealers, as principals, and may be resold from time to time in one or more transactions at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the prospectus supplement with respect to the securities being offered.

     Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the "remarketing firms," acting as principals for their own accounts or as our agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.

     The securities may be sold directly by us or through agents designated by us from time to time. In the case of securities sold directly by us, no underwriters or agents would be involved. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by us to such agents, will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     We may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from us at the public offering price set forth in the applicable prospectus supplement, plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of such contracts.

     Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.

     Unless otherwise indicated in the applicable prospectus supplement, all securities offered by this prospectus, other than our common stock that is listed on the New York Stock Exchange, will be new issues with no established trading market. We may elect to list any series of securities on an exchange, and, in the case of our common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. In addition, underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.

     Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

                                 LEGAL MATTERS

     Unless otherwise indicated in a supplement to this prospectus, the validity of the securities will be passed upon for us by Shearman & Sterling LLP, New York, New York.

                                    EXPERTS

     The consolidated balance sheets of CIT Group Inc. and its subsidiaries as of December 31, 2003, December 31, 2002 and September 30, 2002 and the related consolidated statements of income, stockholders' equity and cash flows for the year ended December 31, 2003, the three months ended December 31, 2002, the year ended September 30, 2002, the period from June 2, 2001 through September 30, 2001 and the period from January 1, 2001 through June 1, 2001 included in the Current Report on Form 8-K dated September 21, 2004, incorporated by reference herein and in the registration statement of which this prospectus forms a part, have been so incorporated by reference in reliance on the reports of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The estimated expenses payable by the registrant in connection with the offering described in this Registration Statement are as follows:


SEC Registration fee .....................................   $1,900,500
Trustee fees .............................................      150,000
Legal fees and expenses ..................................      400,000
Accounting fees and expenses .............................      300,000
Printing and engraving expenses ..........................      250,000
Rating agencies ..........................................    1,300,000
Miscellaneous expenses ...................................       10,000
Total ....................................................   $4,310,500
                                                             ==========


     All fees and expenses in the above table, other than the SEC registration fee, are estimated.

Item 15. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney's fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to us, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by us only as authorized in each specific case upon a determination by the stockholders, disinterested director or independent legal counsel that indemnification is proper because the indemnitee has met the applicable standard of conduct.

     Our certificate of incorporation and by-laws provide that we will indemnify our directors and officers to the fullest extent permitted by law and that no director shall be liable for monetary damages to us or our stockholders for any breach of fiduciary duty, except to the extent provided by applicable law (1) for any breach of the director's duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL or (4) for any transaction from which such director derived an improper personal benefit.

     In addition, we maintain liability insurance for our directors and officers.

     For information concerning the registrant's undertaking to submit to adjudication the issue of indemnification for violation of the securities laws, see Item 17 hereof.

Item 16. Exhibits.

     The exhibits to this Registration Statement are listed on the Exhibit Index to this Registration Statement, which Exhibit Index is hereby incorporated by reference.

Item 17. Undertakings.

     The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;


     (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on October 28, 2004.


                                          CIT GROUP INC.


                                          By: /s/ Joseph M. Leone
                                              ----------------------------------
                                              Name: Joseph M. Leone
                                              Title: Vice Chairman and Chief
                                                     Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                                 Capacity                              Date
         ---------                                 --------                              ----


             *                President and Chief Executive Officer and Director   October 28, 2004
---------------------------   (Principal Executive Officer)
     (Jeffrey M. Peek)


   /s/ Joseph M. Leone        Vice Chairman and Chief Financial Officer            October 28, 2004
---------------------------   (Principal Financial Officer)
     (Joseph M. Leone)


             *                Executive Vice President and Controller              October 28, 2004
---------------------------   (Principal Accounting Officer)
    (William J. Taylor)


             *                Chairman of the Board                                October 28, 2004
---------------------------
  (Albert R. Gamper, Jr.)


             *                Director                                             October 28, 2004
---------------------------
     (Gary C. Butler)


             *                Director                                             October 28, 2004
---------------------------
  (William A. Farlinger)


                              Director                                             October 28, 2004
---------------------------
   (William M. Freeman)


             *                Director                                             October 28, 2004
---------------------------
   (Hon. Thomas H. Kean)

         Signature                                 Capacity                              Date
         ---------                                 --------                              ----


             *                Director                                             October 28, 2004
---------------------------
   Edward J. Kelly, III


                              Director                                             October 28, 2004
---------------------------
  (Marianne Miller Parrs)


             *                Director                                             October 28, 2004
---------------------------
      (John R. Ryan)


             *                Director                                             October 28, 2004
---------------------------
     (Peter J. Tobin)


             *                Director                                             October 28, 2004
---------------------------
   (Lois M. Van Deusen)


* By: /s/ Joseph M. Leone
      -------------------------------
      Attorney-in-Fact

                                INDEX TO EXHIBITS


Exhibit
 Number   Description of Exhibits
-------   -----------------------
1.1*      Form of Underwriting Agreement
1.2       Form of Selling Agency Agreement for Global Medium Term Note Program
1.3       Form of Selling Agency Agreement for Retail Investor 'InterNotes'
          Program
4.1       Specimen Common Stock Certificate
4.2*      Form of Preferred Stock Certificate of Designation
4.3*      Form of Deposit Agreement with respect to Depositary Shares (including form of depositary receipt)
4.4       Form of Senior Indenture
4.5       Form of Subordinated Indenture
4.6*      Form of Warrant Agreement (including form of warrant)
4.7*      Form of Stock Purchase Contract (including form of stock purchase contract certificate) and, if applicable, Pledge Agreement
4.8*      Form of Unit Agreement (including form of unit certificate)
5.1       Opinion of Shearman & Sterling LLP
12.1'D'   Computation of Ratio of Earnings to Fixed Charges
23.1      Consent of Independent Registered Public Accounting Firm
23.2      Consent of Shearman & Sterling LLP (included in Exhibit 5.1)
24.1**    Powers of Attorney (included on signature page)
25.1      Statement of Eligibility of Trustee for the senior debt securities
25.2      Statement of Eligibility of Trustee for the subordinated debt securities


----------

*    To be filed.

**   Previously filed.


'D' Incorporated by reference to the Exhibits 12.1 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.



                           STATEMENT OF DIFFERENCES

The dagger symbol shall be expressed as.................................... 'D'
The section symbol shall be expressed as................................... 'SS'
The Euro sign shall be expressed as........................................ 'E'
The registered trademark symbol shall be expressed as...................... 'r'